Exhibit 99.1

Thor Industries Announces Operational Updates

ELKHART, Ind., May 29, 2020 /PRNewswire/ -- Thor Industries (NYSE: THO) today provided a number of operational updates in conjunction with the official start of the North America summer camping and RV travel season. As the RV industry leader, with production facilities in Indiana, Ohio, Michigan, Idaho, Oregon, Germany, Italy, the UK and France, one of Thor's primary objectives is to help people safely enjoy the outdoors in a sustainable way, while creating unique and lasting memories with family and friends.

Global Operations and Market Update

Throughout late-April and May, Thor's companies in North America and Europe resumed operations, with the exception of our production facility in the UK which is expected to open in mid-June. The priority of all our facilities is on employee safety which has been supported by a comprehensive set of strict safety protocols. The safety protocols have been well-received and are now normalized into the day to day operations by our dedicated employee base. The protocols are updated as needed to reflect the current recommendations and best practices from the CDC, WHO and applicable governmental agencies to help ensure the on-going safety of our employees, their families and the communities in which they operate. Thor is committed to providing its employees the safest work environment in the industry.

The Thor companies are working closely with key suppliers to minimize any potential disruptions; however, chassis supply constraints within our European supplier base are expected to cause intermittent temporary line shut-downs or reduced output in the near-term.

Prior to the onset of the COVID-19, Thor experienced a strong early start to the selling season, with high optimism from both North American and European dealers. Dealer inventory levels were appropriate for the spring season prior to the impact of COVID-19. The strong start to the selling season was significantly interrupted by the impact of COVID-19 as Thor temporarily shutdown all of its North American and European operations. Despite the lack of production, during the temporary shut-down of our facilities in March and April, dealers continued to sell retail units – further reducing dealer inventory levels. As we begin to exit the various governmental restrictions, we are now experiencing even stronger demand from our independent dealer base – with a focus and urgency on the remainder of the 2020 selling season. Within the US, in particular, dealers are now experiencing low inventory levels of certain products. As a result, we are increasing production volumes where needed to address the higher than originally anticipated dealer demand. The flexibility of our operating model allows us to quickly ramp-up production when and where needed and is a key component of our ability to rapidly adapt to sudden changes in market conditions.

As a result of the current business climate and outlook, the Company and its subsidiaries have called back a high number of our valuable team members. In addition, the compensation of all employed team members who were subject to reductions in salary and bonuses, including our CEO and other Named Executive Officers, will return to their original terms beginning on June 1, 2020. Likewise, Thor's Board of Directors compensation will also return to their original terms.

At the outset of the pandemic, out of an abundance of caution and given the lack of clarity on the duration or the severity of the pandemic on Thor or our industry, we strategically borrowed $250 million from our Asset Based Loan facility. Today, May 29th, we are repaying that $250 million draw based on increased confidence in our outlook. We remain in a strong cash on-hand position with ample availability on our credit facility.

Outlook

"We believe strongly in the future of Thor and the RV industry. While our third quarter results were certainly negatively impacted by COVID-19, as we look ahead, we believe that the current environment will provide us the opportunity to introduce even more people to the life-long benefits the RV-life style offers. In addition to providing a personal space that allows people to maintain social distance in a safe manner, it also allows people to connect with loved-ones, provides the ability to get away for short, frequent breaks or longer adventures, and helps people reconnect to nature or explore some of the many attractions that are often just a drive away," commented Bob Martin, CEO of Thor Industries.

Thor Industries will release its third fiscal quarter financial results before the open of the stock market on June 8, 2020, and will concurrently provide a comprehensive question and answer document and a slide presentation that can be accessed on the Company's website at http://ir.thorindustries.com/.

About Thor Industries, Inc.

Thor is the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward-Looking Statements

This release includes certain statements that are "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations; raw material, commodity or chassis supply restrictions; component supply disruption related to the coronavirus outbreak; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations; the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers; restrictive lending practices; management changes; the success of new and existing products, services and production facilities; consumer preferences; the ability to efficiently utilize existing production facilities; the pace of acquisitions and the successful closing, integration and financial impact thereof; the potential loss of existing customers of acquisitions; our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; equity investment impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are sold; the impact of changing emissions and other regulatory standards in the various jurisdictions in which our products are sold; and changes to our investment and capital allocation strategies or other facets of our strategic plan. Additional risks and uncertainties surrounding the acquisition of Erwin Hymer Group SE ("EHG") include risks regarding the potential benefits of the acquisition and the anticipated operating synergies, the integration of the business, the impact of exchange rate fluctuations and unknown or understated liabilities related to the acquisition and EHG's business. These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2019 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ended January 31, 2020.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

INVESTOR RELATIONS CONTACT
Mark Trinske
574-970-7912
mtrinske@thorindustries.com

MEDIA CONTACT
Renee Jones
425-503-8268
rjones@thorindustries.com